Investor Relations: Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Reports Second Quarter 2018 Financial Results

▪	Net income of $18.8 million, or $.48 per diluted share, in the second quarter of 2018

▪	Return on assets of 1.52% and return on equity of 11.56%

▪	Noninterest-bearing deposit growth of $97.4 million, a 9% linked-quarter increase

▪	Announced definitive merger agreement with Cadence Bancorporation in May

▪	Merger-related expenses of $2.6 million in the second quarter of 2018

ATLANTA, GA, July 24, 2018 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the second quarter of 2018. Net income for the second quarter of 2018 was $18.8 million, compared to $17.4 million in the first quarter of 2018, and $15.2 million in the second quarter of 2017. Fully diluted earnings per share were $.48 in the second quarter of 2018, compared to $.44 in the first quarter of 2018 and $.39 in the second quarter of 2017.

Joe Evans, Chairman of State Bank Financial, commented, “Our team is doing a great job of taking care of business while also working diligently to make our announced merger with Cadence Bancorporation a success. I am excited about the $16 billion regional bank we are building that will be a formidable competitor in our markets.”

Operating Highlights

Interest income on loans improved to $50.4 million in the second quarter of 2018, a $2.0 million increase from the first quarter of 2018 and a $15.5 million increase from the second quarter of 2017. Net interest income of $56.1 million in the second quarter of 2018 increased from $54.9 million in the first quarter of 2018 and $46.5 million in the second quarter of 2017. Accretion income on loans was $6.6 million in the second quarter of 2018, up from $5.9 million in the first quarter of 2018, but down from $9.2 million in the second quarter of 2017.

Noninterest income was $10.9 million in the second quarter of 2018, compared to $10.5 million in the first quarter of 2018 and $10.5 million in the second quarter of 2017. Revenues from mortgage banking and SBA increased $200,000 and $60,000, respectively, in the second quarter of 2018, compared to the first quarter of 2018. Gain on sale of securities totaled $250,000 in the second quarter of 2018.

Total noninterest expense for the second quarter of 2018 was $40.0 million, compared to $39.3 million in the first quarter of 2018 and $32.0 million in the second quarter of 2017. The increase was primarily due to $2.6 million in merger-related expenses, a $1.3 million increase compared to the first quarter of 2018. Merger expenses increased as a result of the pending merger with Cadence Bancorporation that was announced during the second quarter of 2018. Salaries and employee benefit expenses decreased $1.8 million compared to the first quarter of 2018.

Financial Condition

Total assets at June 30, 2018, were $5.0 billion, up from $4.9 billion at March 31, 2018. Total loans were $3.6 billion at June 30, 2018, down $13.2 million from the first quarter of 2018. Period-end organic loans increased to $2.7 billion at June 30, 2018, an increase of $148.4 million from the first quarter of 2018. Purchased non-credit impaired loans decreased to $793.1 million at June 30, 2018, a $152.6 million linked-quarter decline. Purchased credit impaired loans decreased to $148.5 million at June 30, 2018, a $9.1 million linked-quarter decline.

Past due organic and purchased non-credit impaired loans were .16% and .36% of their respective portfolios at June 30, 2018. The provision for loan losses on organic and purchased non-credit impaired loans was $2.6 million in the second quarter of 2018 and was primarily attributable to organic loan growth in the quarter. The organic allowance as a percent of organic loans was .99% at the end of the second quarter of 2018.

Total deposits at June 30, 2018, were $4.3 billion, up $118.3 million from March 31, 2018. Noninterest-bearing demand deposits represented 27.6% of total deposits as of June 30, 2018. Period-end and average noninterest-bearing demand deposits were $1.2 billion and $1.1 billion, respectively, a $97.4 million and $66.4 million increase from the first quarter of 2018.

Tom Wiley, Vice Chairman and CEO, commented, “We experienced solid growth in total deposits in the second quarter, which increased 3% from the first quarter, including 9% growth in noninterest-bearing deposits. We continue to focus on growing low-cost core deposits and delivering an exceptional experience for our clients.”

Tangible book value per share was $14.38 at the end of the second quarter of 2018. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 11.75% and a Tier I risk-based capital ratio of 12.79%.

Detailed Results

Supplemental tables displaying financial results for the second quarter of 2018, the previous four quarters, and the first half of 2018 are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 2Q18 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measures.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $5.0 billion in assets as of June 30, 2018, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “focus,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our pending merger with Cadence Bancorporation (“Cadence”). Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets; volatile credit and financial markets both domestic and foreign; potential deterioration in real estate values; regulatory changes and excessive loan losses; the occurrence of any event, change or other circumstances that could give rise to the right of Cadence or us to terminate the definitive merger agreement; the outcome of any legal proceedings that may be instituted against Cadence or us; the failure to obtain necessary regulatory approvals for our merger with Cadence (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), and approval of our shareholders or to satisfy any of the other conditions to the merger on a timely basis or at all; the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; Cadence’s ability to complete the acquisition and integration of State Bank successfully; and other factors that may affect ours or Cadence’s future results, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Additional Information

In connection with the proposed transaction between Cadence and State Bank Financial Corporation, Cadence has filed with the SEC a Registration Statement on Form S-4 (Registration Statement No. 333-225587 (the “Registration Statement”) including a joint information statement of Cadence and proxy statement of State Bank Financial Corporation and a prospectus of Cadence, as well as other relevant documents concerning the proposed transaction. The proposed transaction will be submitted to State Bank Financial Corporation’s shareholders for their consideration. Cadence Bancorp, LLC, the controlling stockholder of Cadence, has delivered a written consent approving the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Stockholders of Cadence and shareholders of State Bank Financial Corporation are urged to read the Registration Statement, information statement, proxy statement and prospectus regarding the transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the transaction.

Shareholders are able to obtain a free copy of the Registration Statement, information statement, proxy statement and prospectus, as well as other filings containing information State Bank Financial Corporation and Cadence, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Registration Statement, information statement, proxy statement and prospectus and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to State Bank Financial Corporation, 3399 Peachtree Road NE, Suite 1900, Atlanta, Georgia 30326, Attention: Corporate Secretary or Cadence Bancorporation, 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, Attention: Corporate Secretary.

Participants in the Solicitation

State Bank Financial Corporation, Cadence and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding State Bank Financial Corporation’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 12, 2018, and certain of its Current Reports on Form 8-K. Information regarding Cadence’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 30, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement, information statement, proxy statement and prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

State Bank Financial Corporation
2Q18 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands, except per share amounts)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Income Statement Highlights
Interest income on loans	$50,416	$48,444	$46,926	$35,400	$34,872	$1,972	$15,544
Accretion income on loans	6,595	5,946	10,671	6,520	9,228	649	(2,633)
Interest income on invested funds	6,677	6,171	6,034	5,782	5,747	506	930
Total interest income	63,688	60,561	63,631	47,702	49,847	3,127	13,841
Interest expense	7,558	5,705	5,614	3,370	3,369	1,853	4,189
Net interest income	56,130	54,856	58,017	44,332	46,478	1,274	9,652
Provision for loan and lease losses (organic & PNCI loans)	2,556	2,650	2,050	1,300	1,470	(94)	1,086
Provision for loan and lease losses (purchased credit impaired loans)	(163)	558	798	(885)	375	(721)	(538)
Provision for loan and lease losses	2,393	3,208	2,848	415	1,845	(815)	548
Total noninterest income	10,917	10,461	10,140	9,682	10,476	456	441
Total noninterest expense	39,983	39,268	40,684	31,571	31,997	715	7,986
Income before income taxes	24,671	22,841	24,625	22,028	23,112	1,830	1,559
Income tax expense	5,904	5,476	19,248	7,592	7,909	428	(2,005)
Net income	$18,767	$17,365	$5,377	$14,436	$15,203	$1,402	$3,564

Common Share Data
Basic earnings per share	$.48	$.45	$.14	$.37	$.39	$.03	$.09
Diluted earnings per share	.48	.44	.14	.37	.39	.04	.09
Cash dividends declared per share	.20	.20	.14	.14	.14	—	.06
Book value per share	16.79	16.58	16.45	16.48	16.23	.21	.56
Tangible book value per share (1)	14.38	14.15	14.00	14.01	13.94	.23	.44
Market price per share (quarter end)	33.40	30.01	29.84	28.65	27.12	3.39	6.28

Common Shares Outstanding
Common stock	39,121,749	39,003,412	38,992,163	38,991,022	38,967,972	118,337	153,777
Weighted average shares outstanding:
Basic	38,038,181	38,032,007	38,009,181	37,918,753	37,896,125	6,174	142,056
Diluted	38,075,106	38,070,554	38,068,619	37,963,141	37,942,483	4,552	132,623

Average Balance Sheet Highlights
Loans	$3,662,142	$3,598,543	$3,603,482	$2,893,187	$2,905,415	$63,599	$756,727
Assets	4,950,453	4,860,730	4,982,451	4,178,731	4,200,843	89,723	749,610
Deposits	4,200,187	4,084,844	4,248,553	3,437,329	3,413,831	115,343	786,356
Equity	650,919	642,787	645,409	638,620	627,294	8,132	23,625
Tangible equity (1)	556,403	547,620	549,564	550,002	538,153	8,783	18,250

State Bank Financial Corporation
2Q18 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands, except per share amounts)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Key Metrics (2)
Return on average assets	1.52%	1.45%	.43%	1.37%	1.45%	.07%	.07%
Return on average equity	11.56	10.96	3.31	8.97	9.72	.60	1.84
Yield on earning assets	5.47	5.36	5.39	4.85	5.11	.11	.36
Cost of funds	.71	.55	.52	.38	.38	.16	.33
Rate on interest-bearing liabilities	.98	.75	.71	.54	.53	.23	.45
Net interest margin	4.82	4.86	4.91	4.51	4.76	(.04)	.06
Leverage ratio (3)	11.75	11.69	11.24	13.37	13.23	.06	(1.48)
Tier I risk-based capital ratio (3)	12.79	12.44	12.61	12.30	15.01	.35	(2.22)
Total risk-based capital ratio (3)	13.53	13.14	13.28	12.91	15.79	.39	(2.26)
Efficiency ratio (4)	59.63	60.12	59.69	58.45	56.18	(.49)	3.45
Average loans to average deposits	87.19	88.09	84.82	84.17	85.11	(.90)	2.08
Noninterest-bearing deposits to total deposits	27.59	26.04	28.07	27.82	29.24	1.55	(1.65)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Current period capital ratios are estimated as of the date of this earnings release.
(4)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
2Q18 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Assets
Cash and amounts due from depository institutions	$12,974	$13,113	$17,438	$14,235	$11,284	$(139)	$1,690
Interest-bearing deposits in other financial institutions	215,360	59,620	211,142	251,115	126,390	155,740	88,970
Federal funds sold	9,957	9,000	2,297	16,889	—	957	9,957
Cash and cash equivalents	238,291	81,733	230,877	282,239	137,674	156,558	100,617
Equity securities	1,515	1,515	1,515	1,515	1,515	—	—
Debt securities available-for-sale	835,670	863,697	872,455	919,248	846,280	(28,027)	(10,610)
Debt securities held-to-maturity	16,742	27,558	32,852	57,867	63,104	(10,816)	(46,362)
Loans	3,605,273	3,618,521	3,532,193	3,572,790	2,881,000	(13,248)	724,273
Allowance for loan and lease losses	(33,335)	(31,317)	(28,750)	(26,842)	(27,988)	(2,018)	(5,347)
Loans, net	3,571,938	3,587,204	3,503,443	3,545,948	2,853,012	(15,266)	718,926
Loans held-for-sale	55,096	47,482	36,211	47,743	48,895	7,614	6,201
Other real estate owned	5,012	4,207	895	1,271	2,407	805	2,605
Premises and equipment, net	56,965	52,410	51,794	52,120	51,170	4,555	5,795
Goodwill	84,564	84,564	84,564	84,564	77,476	—	7,088
Other intangibles, net	9,729	10,384	11,034	11,755	11,599	(655)	(1,870)
SBA servicing rights	3,989	4,003	4,069	3,950	3,828	(14)	161
Bank-owned life insurance	68,231	67,768	67,313	66,846	66,320	463	1,911
Other assets	64,587	59,772	61,560	73,417	70,697	4,815	(6,110)
Total assets	$5,012,329	$4,892,297	$4,958,582	$5,148,483	$4,233,977	$120,032	$778,352
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$1,187,028	$1,089,579	$1,191,106	$1,179,698	$1,009,509	$97,449	$177,519
Interest-bearing deposits	3,115,676	3,094,853	3,052,029	3,061,387	2,443,183	20,823	672,493
Total deposits	4,302,704	4,184,432	4,243,135	4,241,085	3,452,692	118,272	850,012
Federal funds purchased and securities sold under agreements to repurchase	13,525	9,565	25,209	25,499	25,256	3,960	(11,731)
FHLB borrowings	—	15,000	—	—	80,000	(15,000)	(80,000)
Notes payable	398	398	398	398	398	—	—
Other liabilities	38,783	36,248	48,289	238,911	43,294	2,535	(4,511)
Total liabilities	4,355,410	4,245,643	4,317,031	4,505,893	3,601,640	109,767	753,770
Total shareholders’ equity	656,919	646,654	641,551	642,590	632,337	10,265	24,582
Total liabilities and shareholders’ equity	$5,012,329	$4,892,297	$4,958,582	$5,148,483	$4,233,977	$120,032	$778,352

Capital Ratios (1)
Average equity to average assets	13.15%	13.22%	12.95%	15.28%	14.93%	(.07)%	(1.78)%
Leverage ratio	11.75	11.69	11.24	13.37	13.23	.06	(1.48)
CET1 risk-based capital ratio	12.79	12.44	12.61	12.30	15.01	.35	(2.22)
Tier I risk-based capital ratio	12.79	12.44	12.61	12.30	15.01	.35	(2.22)
Total risk-based capital ratio	13.53	13.14	13.28	12.91	15.79	.39	(2.26)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
2Q18 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands, except per share amounts)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Net Interest Income:
Interest income on loans	$50,416	$48,444	$46,926	$35,400	$34,872	$1,972	$15,544
Accretion income on loans	6,595	5,946	10,671	6,520	9,228	649	(2,633)
Interest income on invested funds	6,677	6,171	6,034	5,782	5,747	506	930
Interest expense	7,558	5,705	5,614	3,370	3,369	1,853	4,189
Net interest income	56,130	54,856	58,017	44,332	46,478	1,274	9,652
Provision for loan and lease losses (organic & PNCI loans)	2,556	2,650	2,050	1,300	1,470	(94)	1,086
Provision for loan and lease losses (purchased credit impaired loans)	(163)	558	798	(885)	375	(721)	(538)
Provision for loan and lease losses	2,393	3,208	2,848	415	1,845	(815)	548
Net interest income after provision for loan and lease losses	53,737	51,648	55,169	43,917	44,633	2,089	9,104
Noninterest Income:
Service charges on deposits	1,462	1,625	1,678	1,575	1,471	(163)	(9)
Mortgage banking income	3,125	2,925	2,558	2,793	3,096	200	29
Payroll and insurance income	1,608	1,760	1,698	1,487	1,418	(152)	190
SBA income	1,252	1,192	1,866	1,464	1,983	60	(731)
ATM income	919	870	860	826	864	49	55
Bank-owned life insurance income	463	455	467	526	465	8	(2)
Gain (loss) on sale of investment securities	250	—	(1,481)	3	13	250	237
Other	1,838	1,634	2,494	1,008	1,166	204	672
Total noninterest income	10,917	10,461	10,140	9,682	10,476	456	441
Noninterest Expense:
Salaries and employee benefits	24,279	26,042	25,089	20,701	21,178	(1,763)	3,101
Occupancy and equipment	3,421	3,496	3,576	3,187	3,329	(75)	92
Data processing	2,696	2,896	2,596	2,587	2,382	(200)	314
Legal and professional fees	967	739	973	700	898	228	69
Merger-related expenses	2,601	1,264	2,588	135	372	1,337	2,229
Marketing	940	425	693	342	403	515	537
Federal deposit insurance premiums and other regulatory fees	589	500	498	407	398	89	191
Loan collection costs and OREO activity	(116)	166	358	181	(213)	(282)	97
Amortization of intangibles	654	651	721	701	697	3	(43)
Other	3,952	3,089	3,592	2,630	2,553	863	1,399
Total noninterest expense	39,983	39,268	40,684	31,571	31,997	715	7,986
Income Before Income Taxes	24,671	22,841	24,625	22,028	23,112	1,830	1,559
Income tax expense	5,904	5,476	19,248	7,592	7,909	428	(2,005)
Net Income	$18,767	$17,365	$5,377	$14,436	$15,203	$1,402	$3,564

Net income allocated to participating securities	$509	$435	$136	$389	$413	$74	$96
Net income allocated to common shareholders	18,258	16,930	5,241	14,047	14,790	1,328	3,468

Effective Tax Rate	23.93%	23.97%	78.16%	34.47%	34.22%	(.04)%	(10.29)%
Earnings Per Share
Basic	$.48	$.45	$.14	$.37	$.39	$.03	$.09
Diluted	.48	.44	.14	.37	.39	.04	.09
Weighted Average Shares Outstanding
Basic	38,038,181	38,032,007	38,009,181	37,918,753	37,896,125	6,174	142,056
Diluted	38,075,106	38,070,554	38,068,619	37,963,141	37,942,483	4,552	132,623

State Bank Financial Corporation
2Q18 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)

	Six Months Ended June 30		Change
(Dollars in thousands, except per share amounts)	2018	2017

Net Interest Income:
Interest income on loans	$98,860	$68,932	$29,928
Accretion income on loans	12,541	16,905	(4,364)
Interest income on invested funds	12,848	11,207	1,641
Interest expense	13,263	6,608	6,655
Net interest income	110,986	90,436	20,550
Provision for loan and lease losses (organic & PNCI loans)	5,206	2,831	2,375
Provision for loan and lease losses (purchased credit impaired loans)	395	16	379
Provision for loan and lease losses	5,601	2,847	2,754
Net interest income after provision for loan and lease losses	105,385	87,589	17,796
Noninterest Income:
Service charges on deposits	3,087	2,938	149
Mortgage banking income	6,050	5,990	60
Payroll and insurance income	3,368	2,913	455
SBA income	2,444	3,161	(717)
ATM income	1,789	1,696	93
Bank-owned life insurance income	918	949	(31)
Gain on sale of investment securities	250	25	225
Other	3,472	2,263	1,209
Total noninterest income	21,378	19,935	1,443
Noninterest Expense:
Salaries and employee benefits	50,321	42,566	7,755
Occupancy and equipment	6,917	6,609	308
Data processing	5,592	5,021	571
Legal and professional fees	1,706	2,703	(997)
Merger-related expenses	3,865	2,607	1,258
Marketing	1,365	1,067	298
Federal deposit insurance premiums and other regulatory fees	1,089	795	294
Loan collection costs and OREO activity	50	(1,255)	1,305
Amortization of intangibles	1,305	1,393	(88)
Other	7,041	5,056	1,985
Total noninterest expense	79,251	66,562	12,689
Income Before Income Taxes	47,512	40,962	6,550
Income tax expense	11,380	14,201	(2,821)
Net Income	$36,132	$26,761	$9,371

Net income allocated to participating securities	$949	$706	$243
Net income allocated to common shareholders	35,183	26,055	9,128

Earnings Per Share
Basic	$.93	$.69	$.24
Diluted	.92	.69	.23
Weighted Average Shares Outstanding
Basic	38,035,111	37,881,999	153,112
Diluted	38,072,919	37,934,187	138,732

State Bank Financial Corporation
2Q18 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Composition of Loans
Organic loans (1):
Construction, land & land development	$454,625	$442,942	$412,540	$460,368	$413,557	$11,683	$41,068
Other commercial real estate	947,704	941,581	949,594	915,727	960,762	6,123	(13,058)
Total commercial real estate	1,402,329	1,384,523	1,362,134	1,376,095	1,374,319	17,806	28,010
Residential real estate	222,886	208,960	196,225	175,258	167,755	13,926	55,131
Owner-occupied real estate	270,053	253,059	260,273	261,784	244,637	16,994	25,416
Commercial, financial & agricultural	666,572	562,566	430,205	363,551	355,629	104,006	310,943
Leases	36,863	43,787	52,396	66,765	73,103	(6,924)	(36,240)
Consumer	65,019	62,423	64,610	61,200	60,028	2,596	4,991
Total organic loans	2,663,722	2,515,318	2,365,843	2,304,653	2,275,471	148,404	388,251
Purchased non-credit impaired loans(2):
Construction, land & land development	14,282	24,352	25,908	30,670	31,083	(10,070)	(16,801)
Other commercial real estate	194,995	226,893	218,660	234,486	171,914	(31,898)	23,081
Total commercial real estate	209,277	251,245	244,568	265,156	202,997	(41,968)	6,280
Residential real estate	72,817	82,416	96,529	112,244	117,449	(9,599)	(44,632)
Owner-occupied real estate	82,500	94,900	118,294	125,438	114,438	(12,400)	(31,938)
Commercial, financial & agricultural	426,992	515,327	529,184	558,992	31,654	(88,335)	395,338
Consumer	1,503	1,791	2,161	2,647	3,393	(288)	(1,890)
Total purchased non-credit impaired loans	793,089	945,679	990,736	1,064,477	469,931	(152,590)	323,158
Purchased credit impaired loans (3):
Construction, land & land development	13,227	12,802	13,545	16,918	16,857	425	(3,630)
Other commercial real estate	73,607	77,838	86,748	102,934	46,078	(4,231)	27,529
Total commercial real estate	86,834	90,640	100,293	119,852	62,935	(3,806)	23,899
Residential real estate	32,087	36,747	40,332	42,190	45,513	(4,660)	(13,426)
Owner-occupied real estate	18,019	18,593	20,803	26,210	23,262	(574)	(5,243)
Commercial, financial & agricultural	11,440	11,436	14,051	15,139	3,617	4	7,823
Consumer	82	108	135	269	271	(26)	(189)
Total purchased credit impaired loans	148,462	157,524	175,614	203,660	135,598	(9,062)	12,864
Total loans	$3,605,273	$3,618,521	$3,532,193	$3,572,790	$2,881,000	$(13,248)	$724,273
Composition of Deposits
Noninterest-bearing demand deposits	$1,187,028	$1,089,579	$1,191,106	$1,179,698	$1,009,509	$97,449	$177,519
Interest-bearing transaction accounts	674,205	633,542	688,150	619,156	591,038	40,663	83,167
Savings and money market deposits	1,587,204	1,602,908	1,626,238	1,680,922	1,373,686	(15,704)	213,518
Time deposits	698,361	713,869	715,133	731,416	419,020	(15,508)	279,341
Brokered and wholesale time deposits	155,906	144,534	22,508	29,893	59,439	11,372	96,467
Total deposits	$4,302,704	$4,184,432	$4,243,135	$4,241,085	$3,452,692	$118,272	$850,012

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, S Bank, and AloStar Bank of Commerce.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
2Q18 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Allowance for loan and lease losses on organic loans
Beginning Balance	$24,882	$24,039	$22,709	$22,560	$21,885	$843	$2,997
Charge-offs	(171)	(664)	(474)	(912)	(536)	493	365
Recoveries	70	133	77	106	113	(63)	(43)
Net (charge-offs) recoveries	(101)	(531)	(397)	(806)	(423)	430	322
Provision for loan and lease losses	1,585	1,374	1,727	955	1,098	211	487
Ending Balance	$26,366	$24,882	$24,039	$22,709	$22,560	$1,484	$3,806

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$2,249	$995	$900	$667	$491	$1,254	$1,758
Charge-offs	(285)	(40)	(273)	(152)	(197)	(245)	(88)
Recoveries	46	18	45	40	1	28	45
Net (charge-offs) recoveries	(239)	(22)	(228)	(112)	(196)	(217)	(43)
Provision for loan and lease losses	971	1,276	323	345	372	(305)	599
Ending Balance	$2,981	$2,249	$995	$900	$667	$732	$2,314

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$4,186	$3,716	$3,233	$4,761	$4,600	$470	$(414)
Charge-offs	(35)	(88)	(315)	(643)	(214)	53	179
Recoveries	—	—	—	—	—	—	—
Net (charge-offs) recoveries	(35)	(88)	(315)	(643)	(214)	53	179
Provision for loan and lease losses	(163)	558	798	(885)	375	(721)	(538)
Ending Balance	$3,988	$4,186	$3,716	$3,233	$4,761	$(198)	$(773)

Nonperforming organic assets
Nonaccrual loans	$8,119	$9,186	$6,656	$5,482	$1,422	$(1,067)	$6,697
Accruing TDRs	490	556	566	—	—	(66)	490
Total nonperforming organic loans	8,609	9,742	7,222	5,482	1,422	(1,133)	7,187
Other real estate owned	4,135	3,231	153	—	23	904	4,112
Total nonperforming organic assets	$12,744	$12,973	$7,375	$5,482	$1,445	$(229)	$11,299

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$22,585	$6,356	$5,821	$5,615	$5,141	$16,229	$17,444
Accruing TDRs	2,760	2,769	—	—	—	(9)	2,760
Total nonperforming PNCI loans	25,345	9,125	5,821	5,615	5,141	16,220	20,204
Other real estate owned	—	—	—	—	—	—	—
Total nonperforming PNCI assets	$25,345	$9,125	$5,821	$5,615	$5,141	$16,220	$20,204

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.02%	.09%	.07%	.14%	.08%	(.07)%	(.06)%
Nonperforming organic loans to organic loans	.32	.39	.31	.24	.06	(.07)	.26
Nonperforming organic assets to organic loans + OREO	.48	.52	.31	.24	.06	(.04)	.42
Past due organic loans to organic loans	.16	.22	.20	.12	.09	(.06)	.07
Allowance for loan and lease losses on organic loans to organic loans	.99	.99	1.02	.99	.99	—	—

State Bank Financial Corporation
2Q18 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.11%	.01%	.09%	.10%	.16%	.10%	(.05)%
Nonperforming PNCI loans to PNCI loans	3.20	.96	.59	.53	1.09	2.24	2.11
Nonperforming PNCI assets to PNCI loans + OREO	3.20	.96	.59	.53	1.09	2.24	2.11
Past due PNCI loans to PNCI loans	.36	.45	.40	.48	1.05	(.09)	(.69)
Allowance for loan and lease losses on PNCI loans to PNCI loans	.38	.24	.10	.08	.14	.14	.24

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.09%	.21%	.66%	1.95%	.60%	(.12)%	(.51)%
Past due PCI loans to PCI loans	5.95	6.47	5.84	8.12	10.26	(.52)	(4.31)
Allowance for loan and lease losses on PCI loans to PCI loans	2.69	2.66	2.12	1.59	3.51	.03	(.82)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
2Q18 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						2Q18 change vs
(Dollars in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17	1Q18	2Q17
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$131,506	$93,692	$168,223	$108,546	$73,862	$37,814	$57,644
Investment securities	880,667	893,685	924,933	913,898	947,300	(13,018)	(66,633)
Loans, excluding purchased credit impaired (1)	3,507,613	3,430,599	3,413,159	2,762,479	2,762,996	77,014	744,617
Purchased credit impaired loans	154,529	167,944	190,323	130,708	142,419	(13,415)	12,110
Total earning assets	4,674,315	4,585,920	4,696,638	3,915,631	3,926,577	88,395	747,738
Total nonearning assets	276,138	274,810	285,813	263,100	274,266	1,328	1,872
Total assets	4,950,453	4,860,730	4,982,451	4,178,731	4,200,843	89,723	749,610
Interest-bearing transaction accounts	627,800	626,298	664,938	580,090	585,343	1,502	42,457
Savings & money market deposits	1,568,638	1,594,724	1,685,292	1,383,326	1,380,586	(26,086)	188,052
Time deposits	704,850	715,514	724,578	420,192	437,475	(10,664)	267,375
Brokered and wholesale time deposits	149,956	65,749	25,911	49,675	38,353	84,207	111,603
Other borrowings	55,344	85,788	35,353	57,988	119,652	(30,444)	(64,308)
Total interest-bearing liabilities	3,106,588	3,088,073	3,136,072	2,491,271	2,561,409	18,515	545,179
Noninterest-bearing deposits	1,148,943	1,082,559	1,147,834	1,004,046	972,074	66,384	176,869
Other liabilities	44,003	47,311	53,136	44,794	40,066	(3,308)	3,937
Shareholders’ equity	650,919	642,787	645,409	638,620	627,294	8,132	23,625
Total liabilities and shareholders' equity	4,950,453	4,860,730	4,982,451	4,178,731	4,200,843	89,723	749,610

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	1.23%	.80%	.86%	.80%	.50%	.43%	.73%
Investment securities, tax-equivalent basis	2.86	2.72	2.43	2.42	2.39	.14	.47
Loans, excluding purchased credit impaired, tax-equivalent basis (3)	5.77	5.73	5.47	5.11	5.08	.04	.69
Purchased credit impaired loans	17.12	14.36	22.24	19.79	25.99	2.76	(8.87)
Total earning assets	5.47%	5.36%	5.39%	4.85%	5.11%	.11%	.36%
Interest-bearing transaction accounts	.16	.14	.13	.13	.12	.02	.04
Savings & money market deposits	1.07	.76	.80	.63	.61	.31	.46
Time deposits	1.25	1.09	1.04	.72	.69	.16	.56
Brokered and wholesale time deposits	1.87	1.91	1.15	1.05	1.05	(.04)	.82
Other borrowings	1.59	1.31	.52	.75	.82	.28	.77
Total interest-bearing liabilities	.98%	.75%	.71%	.54%	.53%	.23%	.45%
Net interest spread	4.49%	4.61%	4.68%	4.31%	4.58%	(.12)%	(.09)%
Net interest margin	4.82%	4.86%	4.91%	4.51%	4.76%	(.04)%	.06%
Net interest margin contribution from accretion income on loans	.57%	.53%	.90%	.66%	.94%	.04%	(.37)%

(1) Includes average nonaccrual loans of $18.9 million for 2Q18, $12.9 million for 1Q18, $11.4 million for 4Q17, $8.0 million for 3Q17, and $9.3 million for 2Q17.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 21% for all periods beginning on or after January 1, 2018 and 35% for all periods prior to January 1, 2018 in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $6,000 for 2Q18, $57,000 for 1Q18, $128,000 for 4Q17, $177,000 for 3Q17, and $131,000 for 2Q17.

State Bank Financial Corporation
2Q18 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	2Q18	1Q18	4Q17	3Q17	2Q17

Book value per common share reconciliation
Book value per common share (GAAP)	$16.79	$16.58	$16.45	$16.48	$16.23
Effect of goodwill and other intangibles	(2.41)	(2.43)	(2.45)	(2.47)	(2.29)
Tangible book value per common share	$14.38	$14.15	$14.00	$14.01	$13.94

Average tangible equity reconciliation
Average equity (GAAP)	$650,919	$642,787	$645,409	$638,620	$627,294
Effect of average goodwill and other intangibles	(94,516)	(95,167)	(95,845)	(88,618)	(89,141)
Average tangible equity	$556,403	$547,620	$549,564	$550,002	$538,153

(1)
Certain financial measures included in this press release, tangible book value per common share and average tangible equity, are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP financial measures provides additional useful information to investors, particularly since these measure are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.